Exhibit 10.2

PROFESSIONAL SERVICES AGREEMENT

THIS PROFESSIONAL SERVICES AGREEMENT (this “Agreement”), dated as of December 8, 2010 (“Effective Date”), is by and between TECHNISCAN, INC., a Delaware corporation (the “Company”), and PCOF PARTNERS, LLC, a Delaware limited liability company (“Phoenix”).

R E C I T A L S:

WHEREAS, Phoenix desires to serve as a non-exclusive consultant and advisor to the Company;

WHEREAS, the Company desires to engage Phoenix on a non-exclusive basis to act as a consultant and advisor to the Company, according to the terms and conditions contained herein; and

WHEREAS, the parties hereto desire to make certain representations, warranties, covenants and agreements in connection with the services to be provided pursuant to this Agreement.

NOW, THEREFORE, for the reasons set forth hereinabove, and in consideration of the foregoing premises and of the mutual promises, representations, warranties, covenants and agreements contained herein, and other good and valuable consideration, the receipt of which are hereby acknowledged, the parties do hereby agree as follows:

1.                                      Non-Exclusive Engagement.  The Company hereby retains Phoenix to perform consulting and advisory services on a non-exclusive basis, and Phoenix hereby accepts such retention and agrees to do and perform consulting and advisory services upon the terms and conditions set forth herein.

2.                                      Services.

(a)                                  Basic Services.  During the Term (as defined below), Phoenix shall provide the following services to the Company (“Services”):

(i)                                     guidance and advice on developing relationships with potential market makers;

(ii)                                  guidance and advice with regard to investor and/or public relation matters;

(iii)                               guidance and advice in evaluating financing proposals;

(iv)                              guidance and advice with regard to debt and equity structures;

(v)                                 guidance and advice in evaluating acquisitions;

(vi)                              guidance and advice with regard to future financing strategy; and

(v)                                 such other services as reasonably requested by the Company from time to time.

(b)                                 Location of Service.  The Services shall be rendered by Phoenix in consultation with the Company at such time and place and in such manner (whether by conference, telephone, letter or otherwise) as mutually agreed to between the parties.

(c)                                  Information.  The Company shall furnish Phoenix such information, including financial statements related to the business, operations, assets and liabilities of the Company, as Phoenix may reasonably request in connection with the performance of its Services.  Notwithstanding the above, the Company agrees that it will not at any time provide Phoenix with any information that is not at the time of such disclosure public knowledge and/or in the public domain.

(d)                                 No Broker-Dealer Services.  The Company acknowledges, understands and agrees that Phoenix is not a licensed broker-dealer, as that term is defined under federal and/or state laws, and no Services provided by Phoenix would require Phoenix to be licensed or registered as a broker-dealer to lawfully perform such Services.

3.                                      Compensation.  As compensation for the Services, and subject to the terms and conditions of this Agreement, the Company shall issue Phoenix 375,000 shares of the Company’s common stock, par value $.001 per share (“Shares”).  Upon both parties proper execution of this Agreement, the Company will promptly issue and deliver to Phoenix a newly issued stock certificate(s) evidencing the Shares directly in Phoenix’s name.  The Shares are deemed to be earned as of the Effective Date, and as payment in full for any and all Services rendered by Phoenix to the Company prior to, and/or after, the Effective Date.

4.                                      Term; Termination.

(a)                                  Term.  The term of the Agreement shall commence on the Effective Date, and shall terminate December 31, 2011 (the “Term”), unless otherwise terminated pursuant to the terms hereof.   Upon termination, except for the covenants made by Phoenix under Section 6 hereof, all rights, duties and obligations of the parties shall immediately terminate and be of no further force or effect.

(b)                                 Termination.  Either party can terminate this Agreement for any reason or no reason or cause at all, upon 30 days written notice to the other party any time after six months following the Effective Date, without any further liability on the part of either party, except for the covenants made by Phoenix under Section 6 hereof.  Notwithstanding anything to the contrary set forth in this Agreement, upon termination of this Agreement at anytime for any reason, Phoenix shall have no obligation to return to the Company any or all of the Shares, nor pay or provide any monetary consideration or otherwise to the Company for the Shares.

5.                                      Representations, Warranties and Covenants of the Company. The Company hereby represents, warrants and covenants to Phoenix as follows, each of which is true and correct in all material respects at Closing:

(a)                                  Valid Corporate Existence; Qualification.  The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware.  The Company has the corporate power to carry on its businesses as now conducted and to own its assets.  The Company is duly qualified to conduct business and is in good standing as a foreign corporation in those jurisdictions in which the Company is required to qualify in order to own its assets or properties or to carry on its businesses as now conducted, except where the failure to qualify would not have a material adverse effect on the business of the Company taken as a whole, and, to the best of the Company’s knowledge, there has not been any claim by any other jurisdiction to the effect that the Company is required to qualify or otherwise be authorized to do business as a foreign corporation therein.

(b)                                 Capitalization.  The authorized capital stock of the Company consists of 150,000,000 shares of common stock, and no shares of preferred stock, par value $.001 per share, of which there are approximately 21,000,000 shares of common stock issued and outstanding.  All of such outstanding shares are duly authorized, validly issued, fully paid and nonassessable.  There are no subscriptions, options, warrants, rights or calls or other commitments or agreements to which the Company is a party or by which such persons are bound, calling for the issuance, transfer, sale or other disposition of any class of securities of the Company.  There are no outstanding securities of the Company convertible or exchangeable, actually or contingently, into shares of common stock, or any other securities of the Company.

(c)                                  Consents.  There are no consents of governmental or other regulatory agencies, foreign or domestic or of other parties required to be received by or on the part of the Company to enable it to enter into and carry out this Agreement in all material respects.

(d)                                 Corporate Authority; Binding Nature of Agreement; Title to the Common Stock, etc.  The Company has the power to enter into this Agreement and to carry out its obligations hereunder.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Company’s Board of Directors.  Upon execution of this Agreement by the Company, no other corporate proceeding on the part of the Company is necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.  This Agreement constitutes the valid and binding agreement of the Company and, assuming that this Agreement constitutes the legal, valid and binding agreement of Phoenix, is enforceable in accordance with its terms subject to applicable bankruptcy, reorganization, insolvency and similar laws affecting the rights of creditors and subject to general principles of equity.

6.                                      Representations, Warranties and Covenants of Phoenix.  Phoenix hereby represents, warrants and covenants to the Company as follows, each of which is true and correct in all material respects at Closing:

(a)                                  Review and Evaluation of Information Regarding the Company.  Phoenix has had an opportunity to examine material disclosures and other documents and records of the Company. Phoenix has had an opportunity to ask questions and receive answers from the representatives of the Company concerning the information provided, and to obtain such other information that Phoenix has deemed necessary to make a fully informed decision.

(b)                                 Phoenix’s Financial Experience.  Phoenix is sufficiently experienced in financial and business matters to be capable of evaluating the merits and risks of its investment in the Shares.  Phoenix is familiar with the nature and risks of investments involving equity in a company.

(c)                                  Suitability of Investment.  Phoenix understands that the Shares are speculative investments and involve a high degree of risk, including but not limited to:  there is no guarantee of success of the business of the Company; it may not receive any return (economic or otherwise) on its investment, and management and the majority stockholders of the Company have extreme latitude and generally, the sole discretion, to determine the financial picture, operations and potential dissolution of the Company. Phoenix has evaluated the merits and risks of Phoenix’s proposed investment in the Shares, including those risks particular to Phoenix’s situation, and it has determined that this investment is suitable for Phoenix.  Phoenix has adequate financial resources for an investment of this character, and, at this time, Phoenix could bear a complete loss of its investment.  Further, Phoenix will continue to have, after making its investment in the Shares, adequate means of providing for its current needs, the needs of those dependent on it, and possible contingencies.

(d)                                 Investment Intent.  Phoenix is purchasing the Shares for investment purposes only and for Phoenix’s own account, and it has no present commitment, agreement or intention to sell, distribute or otherwise dispose of any of them or enter into any such commitment or agreement.

(e)                                  Accredited Investor.  Phoenix is an accredited investor as that term is defined in Section 501(a) of Regulation D as promulgated under the Securities Act of 1933, as amended.

(f)                                    Unregistered Securities; Limitations on Disposition.  Phoenix understands that the Shares are “restricted securities” under the Securities Act of 1933, as amended (the “Act”) and are being sold without registration under federal or any state securities laws (“Securities Laws”) by reason of specific exemptions from registration and that the Company is relying on the information given herein in its determination of whether such specific exemptions are available. Phoenix understands that because the Shares have not been and will not be registered under the Securities Laws, they cannot be sold unless and until they are subsequently registered or an exemption from registration is available. Phoenix acknowledges and understands that the Company is not under any obligation to register the Shares. Phoenix acknowledges and understands that the certificates evidencing the Shares will bear a restrictive legend similar to that set forth in Section 6(g) below.  Phoenix represents that it can afford to hold the Shares for an indefinite period of time.

(g)                                 Legends.  Certificates representing the Shares will bear a restrictive legend substantially as follows:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND ARE “RESTRICTED SECURITIES” AS THAT TERM IS DEFINED IN RULE 144 UNDER THE ACT. THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE REASONABLE SATISFACTION OF THE COMPANY.

(h)                                 Consents.  Phoenix has obtained all requisite and required consents in order to acquire the Shares.  Further, the person signing this Agreement on behalf of Phoenix has all requisite authority to execute this Agreement on behalf of Phoenix.

(i)                                     Non-Reliance. Phoenix is not relying on the Company or any representation contained herein with respect to the tax effect of its investment in the Company.

7.                                      Indemnification.  Phoenix shall indemnify the Company and hold the Company harmless, upon demand, from and against any losses, damages, expenses or liabilities, including without limitation reasonable attorneys’ fees and expenses, which the Company may sustain, suffer or incur arising from or in connection with Phoenix’s breach of any representation, warranty, covenant, agreement, obligation or undertaking hereunder.  This indemnity shall survive the closing of the transaction hereunder. The Company shall indemnify Phoenix and hold Phoenix harmless, upon demand, from and against any losses, damages, expenses or liabilities, including without limitation reasonable attorneys’ fees and expenses, which Phoenix may sustain, suffer or incur arising from or in connection with the Company’s breach of any representation, warranty, covenant, agreement, obligation or undertaking hereunder.  This indemnity shall survive the closing of the transaction hereunder.

8.                                      Relationship.  Nothing herein shall constitute Phoenix, or its members or managers, as an employee, partner or agent of the Company.  It is understood and agreed that Phoenix is an independent contractor with respect to the performance of the Services, and that Phoenix shall perform the Services under the control of the Company as to the results of the Services only, and not as to the means by which such results are accomplished.  Phoenix shall not have the authority to obligate or commit the Company in any manner whatsoever.

9.                                      Expenses.  Phoenix shall be solely responsible for all costs and expenses incurred by Phoenix in connection with providing the Services, and the Company shall have no obligation or responsibility to reimburse Phoenix for such costs and expenses.

10.                               Notices.  All notices and other communications required or permitted hereunder shall be in writing and be: (a) delivered personally by hand or a nationally-recognized overnight courier; (b) mailed by registered or certified mail (postage prepaid), return receipt requested to the address set forth below; or (c) sent via email delivery of a “.pdf” format data file to the appropriate party at the email address set forth below.  All such notices and other written communication will be effective: (i) if delivered personally or mailed, upon delivery; and (ii) if sent via email delivery of “.pdf” format data file, upon confirmation of receipt:

If to the Company:

TechniScan Medical Systems, Inc.

3216 South Highland Drive, Suite 200

Salt Lake City, UT 84106

Attn:  David Robinson

Email: drobinson@tsni.com

If to Phoenix:

Phoenix Capital Partners, LLC

1630 Ringling Blvd.

Sarasota, FL 34236

Attn:  David Rosenberg

Email: drphoenixcapital@yahoo.com

11.                               Governing Law.  The validity, interpretation and enforcement of this Agreement shall be governed by, and construed and enforced in accordance with the local laws of the State of Delaware without giving effect to its conflicts of laws provisions, and to the exclusion of the law of any other forum, without regard to the jurisdiction in which any action or special proceeding may be instituted.

12.                               Waiver of Jury Trial.  AS A MATERIAL INDUCEMENT FOR THIS AGREEMENT, EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY OF ANY ISSUES SO TRIABLE.

13.                               Entire Agreement; Amendment.  This Agreement contains and represents the entire and complete understanding and agreement concerning and in reference to the transaction hereunder.  The parties hereto agree that no prior statements, representations, promises, agreements, instructions, or understandings, written or oral, pertaining to this Agreement, other than those specifically set forth and stated herein, shall be of any force or effect.  This Agreement may not be, and shall not be construed to have been modified, amended, rescinded, canceled, or waived, in whole or in part, except if done so in writing and executed by the parties hereto.

14.                           Non-Assignability; Binding Effect.  Neither this Agreement, nor any of the rights or obligations of the parties hereunder, shall be assignable by any party hereto without the prior written consent of the other party hereto, which such consent may be granted or withheld in such other party’s sole and absolute discretion.  The rights and obligations of this Agreement shall be binding upon and inure to the benefit of the parties and their respective legal representatives, successors and permitted assigns.  Nothing expressed or implied herein shall be construed to give any other person any legal or equitable rights hereunder.

15.                               Severability.  In the event that any of the provisions of this Agreement, or portions thereof, are held to be unenforceable or invalid by any court of competent jurisdiction, the validity and enforceability of the remaining provisions, or portions thereof, shall not be affected thereby.

16.                               Section Headings.  The titles to the numbered sections in this Agreement and the ordering or position thereof are solely for the convenience of the parties and shall not be used to explain, modify, simplify, or aid in the interpretation of said covenants or provisions set forth herein.

17.                               Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same.  Signatures delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, will be given the same legal force and effect as original signatures.

IN WITNESS WHEREOF, this Professional Services Agreement has been duly executed by the parties hereto as of the date first above written.

PHOENIX:		COMPANY:

PCOF Partners, LLC, a Delaware limited liability company		TechniScan, Inc., a Delaware corporation

By:	/s/ David Rosenberg	By:	/s/ David Robinson

	David Rosenberg, Manager	David Robinson, President & CEO

By:	/s/ Roger Tichenor

Roger Tichenor, Manager